                                                                     Exhibit 5







                                                                (617) 439-2000




                                                 November 12, 1999

MacDermid, Incorporated
245 Freight Street
Waterbury, CT 06702

Ladies and Gentlemen:

         Reference is made to Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 (Reg. No. 333-86129) and the Proxy Statement-Prospectus constituting a part thereof (as amended, the "Registration Statement"), which MacDermid, Incorporated, a Connecticut company (the "Company"), has filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to up to 7,127,000 shares of the Company's Common Stock, no par value (the "Common Stock").

         We have acted as counsel for the Company in connection with the Registration Statement. We have examined original or certified copies of the Restated Certificate of Incorporation of the Company and all amendments thereto, its By-laws, as amended, the corporate records of the Company to the date hereof, certificates of public officials and such other documents, records and materials as we have deemed necessary in connection with this opinion letter.

         Based upon the foregoing, and in reliance upon information from time to time furnished to us by the Company's officers, directors and agents, we are of the opinion that under Connecticut law the shares of Common Stock to be issued by the Company, when issued upon the terms described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

         It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid shares only while the Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

MacDermid, Incorporated
November 12, 1999
Page 2

         We understand that this opinion letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the Prospectus under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.


                                              Very truly yours,

                                              /s/ Nutter, McClennen & Fish, LLP

                                              Nutter, McClennen & Fish, LLP